Exhibit 15.1

TIAN YUAN LAW FIRM

11F/Tower C, Corporate Square, 35 Financial St.

Beijing. 100032, P. R. China

Tel: (8610) 8809-2188; Fax: (8610) 8809-2150

April 24, 2012

China Nuokang Bio-Pharmaceutical Inc.

No. 18-1 East Nanping Road

Hunnan National New & High-tech Development Zone

Shenyang, Liaoning Province

People’s Republic of China 110171

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors” and “Regulations” in China Nuokang Bio-Pharmaceutical Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours sincerely,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm